UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EMBARCADERO TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 3.01 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY EMBARCADERO TECHNOLOGIES, INC., ON NOVEMBER 17, 2006:

On November 15, 2006, Embarcadero Technologies, Inc. (the “Company”) received a Staff Determination Letter from the NASDAQ Stock Market (“NASDAQ”), stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2006 in a timely manner. NASDAQ Marketplace Rule 4310(c)(14) requires the Company to file with NASDAQ, via EDGAR filing with the Securities and Exchange Commission (the “SEC”), on a timely basis all reports and other documents required to be filed with the SEC.

The Staff Determination Letter indicated that the Company’s securities will be delisted from NASDAQ unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). The Company intends to request a hearing before the Panel on or before November 22, 2006, as permitted by the letter, to review the staff’s determination. A timely request for a hearing will stay the delisting pending the hearing and a decision by the Panel. Until the Panel issues a determination, the Company’s common stock will continue to be traded on NASDAQ. There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company issued a press release on November 17, 2006 disclosing, among other things, its receipt of the Staff Determination Letter.

THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY EMBARCADERO TECHNOLOGIES, INC., ON NOVEMBER 17, 2006:

On November 17, 2006, the Company provided information regarding the expansion of the previously announced review by the Audit Committee of the Board of Directors of the Company’s accounting for certain stock option grants. The Company issued a press release on November 17, 2006 disclosing, among other things, such additional information.

On October 24, 2006, the Company filed a proxy statement in connection with the proposed merger. Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials because they contain important information about the proposed merger. Investors and stockholders may obtain free copies of these documents and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s corporate website at www.embarcadero.com or by directing a request by mail or telephone to Embarcadero Technologies, Inc., 100 California Street, 12th Floor, San Francisco, CA 94111, Attention: Corporate Secretary, Telephone: (415) 834-3131. The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. A description of any interests that the Company’s officers and directors have in the proposed merger is available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the proxy statement.